UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

AMERICAN LIFE HOLDING COMPANY, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, $0.001 par value

(2)	Aggregate number of securities to which transaction applies: 47,341,449 shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)	Proposed maximum aggregate value of transaction: N/A

(5)	Total fee paid: N/A

Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

AMERICAN LIFE HOLDING COMPANY, INC.
16 Okin Dong Cheongro Gu
 Seoul, South Korea

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

February 29, 2012

Dear Stockholder:

We are furnishing the enclosed Information Statement to you in connection with a proposal to change our name from “American Life Holding Company, Inc.” to “CNK Global Inc.” (the “Name Change”).

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board of Directors approved the Name Change by consent resolutions dated February 15, 2012.   The holders of a majority of our issued and outstanding common stock also approved the Name Change by written consent dated February 15, 2012. However, pursuant to applicable securities laws the Name Change will not be effected until at least 20 days after a Definitive Information Statement has been sent to our stockholders who did not previously consent to the Name Change.

By Order of the Board of Directors,

/s/ Ragku Kim
Ragku Kim
Chief Financial Officer, Director

AMERICAN LIFE HOLDING COMPANY, INC.
16 Okin Dong Cheongro Gu
 Seoul, South Korea

INFORMATION STATEMENT

Introduction

The holders of a majority of our stock have taken an action by written consent without a meeting, pursuant to Section 607.0704 of the Florida Statutes, to approve a change of our name from “American Life Holding Company, Inc.” to “CNK Global Inc.” (the “Name Change”).

This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934,as amended (the “Exchange Act”), and provided to our stockholders pursuant to Rule 14c-2 under the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are a fully-reporting Exchange Act company organized under the laws of the State of Florida.  Our common stock is quoted on the OTC Bulletin Board under the symbol ALFE.  Information about us can be found in our latest quarterly report on Form 10-Q for the period ended September 30, 2011 as well as our latest annual report on Form 10-K for the year ended December 31, 2010, both filed with the United States Securities and Exchange Commission (the “SEC”).  Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, at other Internet sites such as http://www.freeedgar.com, as well as by other means from the offices of the SEC.

We will incur all costs associated with preparing, printing and mailing this Information Statement.

Item 1.  Information Required by Items of Schedule 14A

Date, Time and Place Information

There will not be a meeting of our stockholders to approve the Name Change, and we are not required to hold a meeting under the Florida Statutes when such a corporate action has been approved by the written consent of holders of a majority of our stock entitled to vote thereon. This Information Statement is being mailed on or about March 12, 2012 to the holders of our stock as of February 14, 2012 (the “Record Date”).

Dissenters’ Right of Appraisal

Under the Florida Statutes, our stockholders do not have dissenters' rights in connection with the Name Change.

Voting Securities and Principal Holders Thereof

On February 11, 2011, CNK Mining Corporation (“CNK”) acquired 312,017 shares, or approximately 79.7% of our issued and outstanding common stock (the “Shares”), from Manuel Losada, our former sole officer and director, for the aggregate purchase price of $213,000. The acquisition of the Shares by CNK was governed by the terms of a stock purchase agreement between CNK and Mr. Losada dated January 31, 2011 (the “Stock Purchase Agreement”). CNK paid the purchase price in cash from company funds.

There are no arrangements known to us the operation of which may, at a subsequent date, result in a change in our control.

There are no arrangements or understandings among CNK and Mr. Losada, or their respective associates, with respect to the election of our directors or other matters, except that at the closing of the Stock Purchase Agreement we increased the number of directors on our Board of Directors to two and appointed the Chief Executive Officer of CNK, Deukgyun Oh, to fill the resulting vacancy until our next annual shareholder meeting or until his successor is duly elected and qualified. Subsequently, on March 29, 2011, Mr. Losada resigned as our director.

On July 5, 2011, we completed the sale of 47,000,000 shares of our common stock at a price of $0.0053 per share, for gross proceeds of $249,100, to certain investors that acquired the securities for investment purposes. Of those 47,000,000 shares, 30,050,000 were issued to CNK Mining Corporation, a company whose principal shareholder is Deukgyun Oh, our President, Chief Executive Officer, Secretary, Treasurer and director, and 800,000 were issued to Ragku Kim, our Chief Financial Officer and director.  CNK Mining Corporation currently owns 64.13% of our common stock, or 30,362,017 shares.

As of the Record Date, we had 47,341,449 outstanding shares of common stock, $0.001 par value, and no outstanding shares of preferred stock, $0.001 par value.  Each share of our common stock entitles the holder thereof to one vote on each matter that may come before a meeting or vote of our stockholders.

The Name Change was approved by the holders of a majority of our stock entitled to vote on the Record Date.  The vote required to approve the Name Change was 50% of the shares entitled to vote plus one vote, a simple majority.  The actual affirmative vote was 65.82% of the shares.

Under applicable securities laws, we are not permitted to effect the Name Change before we comply with Section 14(c) of the Exchange Act and mail or deliver a Definitive Information Statement to our stockholders at least 20 days before the date on which we plan to effect the corporate action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of the Record Date, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of the Record Date there were 47,341,449 shares of our common stock issued and outstanding.  All persons named have sole or shared voting and investment power with respect to the securities, except as otherwise noted.  The number of securities described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Information Statement.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	CNK Mining Corporation (1) 16 Okin Dong Cheongro Gu Seoul, South Korea	30,362,017	64.13
Common Stock	Ragku Kim (2) Pungmyeon Maeul Yeongyang Apt. 223-1902, Bukbyeon-dong Gimpo-si, South Korea	800,000	1.69
	All Officers and Directors as a Group	31,162,017	65.82
Common Stock	Dongseon Jeong Lotte Cattle Rosan 101-801, #108 Pyongchang-dong, Cheongro-gu Seoul, South Korea	2,500,000	5.28
Common Stock	Sung-Hee Choung Lotte A 103-602 Pyongchang-dong, Cheongro-gu Seoul, Korea	2,500,000	5.28

(1)	CNK Mining Corporation is a company over which Deukgyun Oh, our President, Chief Executive Officer, Secretary, Treasurer and director, exercises voting and investment power.

(2)	Mr. Kim is our Chief Financial Officer and director.

Amendment of Charter, Bylaws or Other Documents

We are undertaking the Name Change to more accurately reflect our ownership structure and the direction of our business in light of our intention to engage in the development of mineral resources.

The Name Change will be effective upon filing Articles of Amendment pursuant to Section 607.1006 of the Florida Statutes with the Florida Department of State.

Item 2.  Statement that Proxys are not Solicited

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or in Opposition to Matters to be Acted Upon

Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been our director or officer at any time since the beginning of the last fiscal year, each nominee for election as our director and each associate of the foregoing persons in the matters to be acted upon:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	CNK Mining Corporation (1) 16 Okin Dong Cheongro Gu Seoul, South Korea	30,362,017	64.13
Common Stock	Ragku Kim (2) Pungmyeon Maeul Yeongyang Apt. 223-1902, Bukbyeon-dong Gimpo-si, South Korea	800,000	1.69
Common Stock	Manuel B. Losada (3) 43 South Pompano Parkway Pompano Beach, FL 33069	30,000	(4)

(1)	CNK Mining Corporation is a company over which Deukgyun Oh, our President, Chief Executive Officer, Secretary, Treasurer and director, exercises voting and investment power.

(2)	Mr. Kim is our Chief Financial Officer and director.

(3)	Mr. Losada served as our President from September 1, 2009 to February 11, 2011 and our director from August 28, 2009 to March 29, 2011.

(4)	Less than 1%.

Item 4.  Proposals by Security Holders

None.

Item 5.  Additional Information

We will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders.

We undertake to deliver promptly upon written or oral request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of the document was delivered. A stockholder can notify us that he or she wishes to receive a separate copy of this Information Statement or any future Information Statement by writing to us at 16 Okin Dong Cheongro Gu, Seoul, South Korea, or by telephoning us at 8210-9406-8116.

Stockholders sharing the same address can also request delivery of a single copy of annual reports to security holders, information statements or Notices of Internet Availability of Proxy Materials if they are receiving multiple of such documents in the same manner.

By Order of the Board of Directors:

Dated:  February 29, 2012

/s/ Ragku Kim
Ragku Kim
Chief Financial Officer, Director